FOURTH AMENDMENT
TO
KNIFE RIVER CORPORATION
401(k) RETIREMENT PLAN

The Knife River Corporation 401(k) Retirement Plan (the “Plan”), as established effective May 1, 2023, is amended by this Fourth Amendment effective as of June 30, 2025. All terms defined in the Plan shall have the same meanings when used herein. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.Section B-2 of Schedule B is amended to read as follows:

B-2    Hawaiian Cement. The Employer shall not make matching contributions on behalf of its collective bargaining unit Employees. (The Employer’s non-bargaining unit Employees are eligible for the standard matching contributions.)

2.Section D.4-3 of Schedule D.4 is amended to read as follows:
D.4-3    Amount and Allocation. For each Plan Year, Schedule D.4 Participants will be credited with the retirement contributions for each Hour Worked or Compensable Hour as listed below. For this purpose, “Hour Worked” shall mean all hours where the Employee is on HC property performing bargaining unit work, not to include vacation, sick leave, or other non-worked hours for which the Employee may receive Compensation from HC; and “Compensable Hour” shall mean all hours where the Employee is on HC property performing bargaining unit work and vacation, sick leave, and other non-worked hours for which the Employee receives Compensation from HC.

Date	Rate
April 16, 2023 – April 15, 2024	$5.64 per Hour Worked
April 16, 2024 – June 29, 2025	$5.84 per Hour Worked
June 30, 2025 – December 31, 2025	$7.02 per Compensable Hour
January 1, 2026 – December 31, 2026	$7.52 per Compensable Hour
January 1, 2027 – December 31, 2027	$8.02 per Compensable Hour

*    *    *

The Plan is amended effective as of the dates specifically set forth above and executed by a duly authorized individual on the date set forth below.

KNIFE RIVER CORPORATION

Dated:     06-26-25             By: /s/ Nathan W. Ring
                         Nathan W. Ring
                         Vice President and Chief Financial Officer

182345911.2